UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 17, 2006

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE	0-15491	22-2562955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone Number, including area code): 954-316-9008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01

NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD TRANSFER OF LISTING.

On August 17, 2006, Parlux Fragrances, Inc. (“Parlux” or the “Company”) received a Nasdaq Staff Determination notice from the Nasdaq Stock Market Listing Qualifications Department that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 (“Form 10-Q”) violated Nasdaq Marketplace Rule 4310(c)(14). As a result, Parlux’s common stock is subject to delisting from Nasdaq National Market at the opening of business on August 28, 2006, unless we request a hearing in accordance with Nasdaq Marketplace Rules. We intend to request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination, which will automatically defer the delisting of our common stock pending the Panel’s review and determination. Parlux’s common stock will continue to be traded on The Nasdaq National Market after the hearing request is made and until the Panel issues a determination and any exception granted by the Panel has expired.

We have delayed filing our Form 10-Q for the quarter ended June 30, 2006 pending determination of a non-cash charge to be recorded in accordance with Statement of Financial Accounting Standards No. 123R “Share Based Payment”.  This non-cash charge was due to the modification of fully vested warrants, issued during the period from 1999 through 2002, to reflect the Company’s stock split effected June 19, 2006. The charge will have no effect on the stockholders’ equity of the Company since the same amount appearing as a share-based compensation charge will be recorded as an increase to addition paid-in-capital, and the book value per share will remain unchanged. Parlux intends to file the Form 10-Q as soon as practicable.

Parlux issued a press release on August 23, 2006, regarding the contents of the Nasdaq Staff Determination notice, a copy of which is attached as Exhibit 99.1 to this Report and incorporated in this Report by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 23, 2006 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 2006

PARLUX FRAGRANCES, INC.

/s/	FRANK A. BUTTACAVOLI
Frank A. Buttacavoli,
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 23, 2006 (furnished herewith).